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                                                                  Exhibit 3.1B

         [To be filed immediately prior to execution of Underwriting Agreement.]

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                             INTERWORLD CORPORATION

             -------------------------------------------------------

             Pursuant to Section 103, Section 242 and Section 245 of
              the General Corporation Law of the State of Delaware
             -------------------------------------------------------

                                    ARTICLE I

                                      NAME

                  The name of the corporation is InterWorld Corporation (the "Corporation").

                                   ARTICLE II

                           REGISTERED OFFICE AND AGENT

                  The address of the initial registered and principal office of this corporation in this state is c/o National Registered Agents, Inc., 9 East Loockerman Street, City of Dover, County of Kent, State of Delaware 19901 and the name of the registered agent at said address is National Registered Agents, Inc.

                                   ARTICLE III

                               OBJECT AND PURPOSES

                  The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the corporation laws of the State of Delaware.

                                   ARTICLE IV

                                  CAPITAL STOCK

                  The Corporation shall be authorized to issue 125,700,000 shares of all classes, consisting of (i) 100,000,000 shares of Common Stock, $.01 par value (the "Common Stock"), and (ii) 25,700,000 shares of Preferred Stock, $.01 par value (the "Preferred Stock"). Of the Preferred Stock, 8,200,000 shares shall be designated as "Series A Preferred Stock" (the "Series A Preferred Stock") and 2,500,000 shares shall be designated as "Series B Preferred Stock" (the "Series B Preferred Stock").

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                  Subject to the limitations and in the manner provided by law, shares of the Preferred Stock may be issued from time to time in series, and the Board of Directors of the Corporation or a duly-authorized committee of the Board of Directors of the Corporation, in accordance with the laws of the State of Delaware, is hereby authorized to determine or alter the relative rights, powers (including voting powers), preferences, privileges and restrictions granted to or imposed upon Preferred Stock or any wholly unissued series of shares of Preferred Stock, and to increase or decrease (but not below the number of shares of any series of Preferred Stock then outstanding) the number of shares of any such series subsequent to the issue of shares of that series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall upon the taking of any action required by applicable law resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                  The Series A Preferred Stock and the Series B Preferred Stock shall have the following designations, preferences, and other rights:

                  1.  DIVIDENDS.

                  The holders of Series A Preferred Stock and Series B Preferred Stock shall be entitled to share in any dividends declared and paid upon or set aside for the Common Stock of the Corporation, pro rata in accordance with the number of shares of Common Stock into which such shares of Series A Preferred Stock and Series B Preferred Stock are then convertible pursuant to Section 6.

                  2.  LIQUIDATION.

                      (a) Upon a Liquidation (as defined below), after payment or provision for payment of the debts and other liabilities of the Corporation and all amounts which the holders of any class of capital stock ranking senior to the Series A Preferred Stock shall be entitled to receive upon such Liquidation, the holders of Series A Preferred Stock shall be entitled to receive, out of the remaining assets of the Corporation available for distribution to its stockholders, with respect to each share of Series A Preferred Stock an amount (the "Series A Preference Amount") equal to the sum of
(i)(A) $2 for shares issued prior to July 1, 1996 (or pursuant to the Warrant Agreements dated March 1, 1996 (the "First Comdisco Warrants"), between the Corporation and Comdisco, Inc. ("Comdisco")), (B) $4.732 for shares issued on or after July 1, 1996, and prior to December 2, 1996, (C) $6.25 for shares issued on or after December 2, 1996, and prior to May 21, 1997 (or pursuant to the Warrant Agreement dated January 9, 1997, between the Corporation and Comdisco (the "Second Comdisco Warrants") or the Warrant Agreement dated February 4th, 1997, between the Corporation and Comdisco (the "Third Comdisco Warrants")), (D) $7.50 for shares issued on or after May 21, 1997, and before August 4, 1997 or pursuant to the Warrant Agreements dated April 22, 1997, between the Corporation and Global Retail Partners L.P. and their affiliates (the "Global Warrants"),
(E) $8.50 for shares issued on or after August 4, 1997 (except for shares issued pursuant to the Warrants referred to in clause (F)), (F) $9.775 for up to 253,690 shares issued pursuant to (1) the Warrant Agreements dated November 26, 1997 and March 27, 1998, between the Corporation and associates of Invemed Corporation and its affiliates (the "Invemed Advisor Warrants") and (2) a Warrant Agreement dated October 26, 1998 between the Corporation and Comdisco (the

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"Fourth Comdisco Warrants"), and (ii) all declared but unpaid dividends payable with respect to such share under Section 1, before any distribution shall be made to the holders of the Common Stock or any other class of capital stock of the Corporation ranking junior to the Series A Preferred Stock.

                      (b) Upon a Liquidation, after payment or provision for payment of the debts and other liabilities of the Corporation and all amounts which the holders of any class of capital stock ranking senior to the Series B Preferred Stock shall be entitled to receive upon such Liquidation, the holders of Series B Preferred Stock shall be entitled to receive, out of the remaining assets of the Corporation available for distribution to its stockholders, with respect to each share of Series B Preferred Stock an amount (the "Series B Preference Amount" and together with the Series A Preference Amount, the "Preference Amounts") equal to the sum of (i) $10.00 and (ii) all declared but unpaid dividends payable with respect to such share under Section 1, before any distribution shall be made to the holders of the Common Stock or any other class of capital stock of the Corporation ranking junior to the Series B Preferred Stock.

                      (c) If upon any Liquidation the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of Series A Preferred Stock and the Series B Preferred Stock the full Preference Amounts to which they shall be entitled, the holders of Series A Preferred Stock and Series B Preferred Stock shall share pro rata in any distribution of assets in accordance with their respective full Preference Amounts and the amount of Series A Preferred or Series B Preferred Stock, as applicable, owned by each such stockholder.

                      (d) Upon any Liquidation, after payment or provision for payment in full of all Preference Amounts, the holders of Common Stock shall be entitled to share pro rata in the distribution of the remaining assets of the Corporation.

                      (e) "Liquidation" means any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, other than any dissolution, liquidation or winding up in connection with any reincorporation of the Corporation in another jurisdiction.

                  3.  REDEMPTION UPON CORPORATE TRANSACTION.

                      (a) In connection with any Corporate Transaction (as defined below), each holder of shares of Series A Preferred Stock and Series B Preferred Stock may demand that the Corporation redeem (out of funds legally available for that purpose) all or a portion of all shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, then held by such holder for a cash amount per share equal to the applicable Preference Amount. The Corporation shall send notice of any proposed Corporate Transaction by first-class certified mail, return receipt requested, postage prepaid, to the holders of record of the shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, at their respective addresses as they appear on the books of the Corporation. Such notice shall be mailed prior to or at the same time as any notice of a stockholders meeting to be held for the purpose of voting on such Corporate Transaction or as any request for consent in lieu of such meeting. If no such notice or consent is required, the notice of such proposed Corporate Transaction shall be mailed no later than 20 days before the anticipated date of closing of the Corporate Transaction. The right of each holder of



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Series A Preferred Stock and Series B Preferred Stock under this Section may be exercised by delivering to the Corporation, prior to the consummation of such Corporate Transaction, a notice specifying the number of shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, to be redeemed.

                      (b) At any time on or after the date of consummation of such Corporate Transaction, each holder of record of shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, to be redeemed on such date shall be entitled to receive the redemption price upon actual delivery to the Corporation or its agents of the certificate or certificates representing the shares to be redeemed. On any such date, all rights in respect of the shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, to be redeemed, except the right to receive the redemption price, shall cease and terminate (unless default shall be made by the Corporation in the payment of the applicable redemption price, in which event such rights shall be exercisable until such default is cured), and such shares shall no longer be deemed to be outstanding, whether or not the certificate or certificates representing such share have been received by the Corporation.

                      (c) If the Corporation has insufficient funds legally available to redeem any shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, required to be redeemed in connection with any Corporate Transaction, those funds legally available for such purpose shall be used to redeem the number of such shares which may be redeemed. The holders of shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, to be redeemed shall participate in any such partial redemption pro rata according to the number of such shares then held by them. At any time and from time to time thereafter when additional funds become legally available for the redemption of Series A Preferred Stock or Series B Preferred Stock, as the case may be, such funds shall be used promptly to redeem the balance of the shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, to be redeemed.

                      (d) "Corporate Transaction" means (i) any consolidation or merger of the Corporation, other than any merger or consolidation resulting in the holders of the capital stock of the Corporation entitled to vote for the election of directors holding a majority of the capital stock of the surviving or resulting entity entitled to vote for the election of directors, and (ii) any sale or other disposition by the Corporation of all or substantially all of its assets.

                  4.  MANDATORY REDEMPTION.

                      (a) At any time on or after March 11, 2003 (the seventh anniversary of the date of original issuance of the first share of Series A Preferred Stock) (the "Original Issuance Date"), the holders of a majority of all shares of Series A Preferred Stock and Series B Preferred Stock (voting as a single class on a common stock equivalent basis) may demand (which demand shall be binding upon all holders of Series A Preferred Stock and Series B Preferred Stock, as the case may be,) that the Corporation redeem (out of funds legally available for that purpose) all, but not less than all, shares of Series A Preferred Stock and Series B Preferred Stock then outstanding for a cash amount per share equal to the applicable Preference Amount. Such right may be exercised by delivery to the Corporation of a notice (a "Mandatory Redemption Notice") requesting such redemption. The Corporation shall redeem all shares of Series A Preferred


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Stock and Series B Preferred Stock on a date (the "Mandatory Redemption Date")
that is not more than 120 days after the date of delivery of the Mandatory Redemption Notice.

                      (b) If the Corporation has insufficient funds legally available to redeem all shares of Series A Preferred Stock and Series B Preferred Stock, as the case may be, required to be redeemed on the Mandatory Redemption Date, those funds legally available for such purpose shall be used to redeem the number of such shares which may be redeemed. The holders of shares of Series A Preferred Stock and Series B Preferred Stock shall participate in any such partial redemption pro rata according to the number of such shares then held by each such holder. At any time and from time to time thereafter when additional funds become legally available for the redemption of Series A Preferred Stock and Series B Preferred Stock such funds shall be used promptly to redeem the balance of the shares of Series A Preferred Stock and Series B Preferred Stock to be redeemed.

                      (c) At any time on or after the Mandatory Redemption Date, each holder of record of shares of Series A Preferred Stock and Series B Preferred Stock to be redeemed on such date shall be entitled to receive the applicable Preference Amount upon actual delivery to the Corporation or its agents of the certificate or certificates representing the shares to be redeemed. On the Mandatory Redemption Date, all rights in respect of the shares of Series A Preferred Stock and Series B Preferred Stock to be redeemed, except the right to receive the applicable redemption price, shall cease and terminate (unless default shall be made by the Corporation in the payment of the applicable redemption price, in which event such rights shall be exercisable until such default is cured), and such shares shall no longer be deemed to be outstanding, whether or not the certificate or certificates representing such shares have been received by the Corporation.

                  5.  VOTING RIGHTS.

                      (a) In addition to the rights provided by law or in paragraphs (b), (c) and (d) below, the holders of Series A Preferred Stock and the Series B Preferred Stock, as the case may be, shall be entitled to vote on all matters as to which holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as such holders of Common Stock, voting together with the holders of Common Stock as one class. Each share of Series A Preferred Stock or Series B Preferred Stock, as the case may be, shall entitle the holder thereof to such number of votes as shall equal the number of whole and fractional shares of Common Stock into which such share of Series A Preferred Stock or Series B Preferred Stock, as the case may be, is then convertible pursuant to Section 6.

                      (b) In addition, to the rights provided by law, the Corporation shall not, without the affirmative consent or approval of the holders of a majority of the shares of Series A Preferred Stock and Series B Preferred Stock then outstanding, voting together separately as a single class:

                           (i)authorize any class or series of capital stock ranking senior to or pari passu with the Series A Preferred Stock and the Series B Preferred; or

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                           (ii)amend or waive any provision of the Corporation's
         Restated Certificate of Incorporation.

                      (c) In addition to the rights provided by law, the Corporation shall not, without the affirmative consent or approval of the holders of a majority of the shares of Series A Preferred Stock then outstanding, voting separately as a class, in any manner alter or change the powers, preferences, rights or qualifications of, or limitations or restrictions on, the shares of Series A Preferred Stock so as to affect them adversely.

                      (d) In addition to the rights provided by law, the Corporation shall not, without the affirmative consent or approval of the holders of a majority of the shares of Series B Preferred Stock then outstanding, voting separately as a class, in any manner alter or change the powers, preferences, rights or qualifications of, or limitations or restrictions on, the shares of Series B Preferred Stock so as to affect them adversely.

                  6.  OPTIONAL CONVERSION.

                      (a) Upon the terms set forth in this Section, each holder of shares of Series A Preferred Stock shall have the right, at such holder's option, at any time and from time to time, to convert any of such shares into the number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing (i) the product of the Series A Preference Amount and the number of shares of Series A Preferred Stock being converted, by (ii) the Series A Conversion Price (as defined below), as last adjusted and then in effect, by surrender of the certificates representing the shares of Series A Preferred Stock to be converted. The conversion price per share at which shares of Common Stock shall be issuable upon conversion of shares of Series A Preferred Stock (the "Series A Conversion Price") shall be (A) $2 upon conversion of shares of Series A Preferred Stock issued before July 1, 1996, or pursuant to the First Comdisco Warrants, (B) $4.732 upon conversion of shares of Series A Preferred Stock issued on or after July 1, 1996, and before December 2, 1996, (C) $6.25 upon conversion of shares of Series A Preferred Stock issued on or after December 2, 1996 and before May 21, 1997, or pursuant to the Second Comdisco Warrants or the Third Comdisco Warrants, (D) $7.50 upon conversion of shares of Series A Preferred Stock issued on or after May 21, 1997, and before August 4, 1997, or pursuant to the Global Warrants, (E) $8.50 upon conversion of shares of Series A Preferred Stock issued on or after August 4, 1997 (except for shares issued pursuant to the Warrants referred to in clause (F)), and (F) $9.775 upon conversion of shares of Series A Preferred Stock issued pursuant to the Invemed Advisor Warrants or the Fourth Comdisco Warrants, in each case subject to adjustment as set forth in paragraph (e) below.

                      (b) Upon the terms set forth in this Section, each holder of shares of Series B Preferred Stock shall have the right, at such holder's option, at any time and from time to time, to convert any of such shares into the number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing (i) the product of the Series B Preference Amount and the number of shares of Series B Preferred Stock being converted, by (ii) the Series B Conversion Price (as defined below), as last adjusted and then in effect, by surrender of the certificates representing the shares of Series B Preferred Stock to be converted. The conversion price per share at which shares of Common Stock shall be issuable upon conversion of shares of Series B Preferred Stock (the "Series B Conversion Price" and each of the Series A Conversion


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Price and Series B Conversion Price, a "Conversion Price") shall be $10.00, subject to adjustment as set forth in paragraph (e) below.

                      (c) The holder of any shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, may exercise the conversion right pursuant to paragraph (a) or (b) above, as the case may be, by delivering to the Corporation the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock are to be issued. Conversion shall be deemed to have been effected on the date when such delivery is made (the "Conversion Date"). As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled, and a cash amount in respect of any fractional interest in a share of Common Stock as provided in paragraph (d) below. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the applicable Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such person shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open, but the applicable Conversion Price shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, representing the unconverted portion of the certificate so surrendered.

                      (d) No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be. The number of full shares of Common Stock issuable upon conversion of Series A Preferred Stock or Series B Preferred Stock, as the case may be, shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, to be converted. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the product of (i) the price of one share of Common Stock as determined in good faith by the Board and (ii) such fractional interest. The holders of fractional interests shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interests.

                      (e) The applicable Conversion Price shall be subject to adjustment from time to time as follows:

                           (i)If the Corporation shall at any time or from time to time after the Original Issuance Date issue any shares of Common Stock other than Excluded Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Common Stock, then


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         the Conversion Price in effect immediately prior to each such issuance shall forthwith be lowered to a price equal to the quotient obtained by dividing:

                                    (A)an amount equal to the sum of (x) the
                  total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to subdivision (C) of clause (ii) below) immediately prior to such issuance, multiplied by the Conversion Price in effect immediately prior to such issuance, and (y) the consideration received by the Corporation upon such issuance; by

                                    (B)the total number of shares of Common
                  Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to subdivision (C) of clause (ii) below) immediately after the issuance of such Common Stock.

                           (ii)For the purposes of any adjustment of the Conversion Price pursuant to clause (i) above, the following provisions shall be applicable:

                                    (A)In the case of the issuance of Common
                  Stock for cash in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or placement fees payable by the Corporation to any underwriter or placement agent in connection with the issuance and sale thereof.

                                    (B)In the case of the issuance of Common
                  Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Corporation, irrespective of any accounting treatment.

                                    (C)In the case of the issuance of options to
                  purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities:

                                            (1) the aggregate maximum number of
                           shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (A) and (B) above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                                            (2) the aggregate maximum number of
                           shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed

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                           to have been issued at the time such securities,
                           options, or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (A) and (B) above);

                                            (3) on any change in the number of
                           shares or exercise price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchange for such securities, other than a change resulting from the antidilution provisions thereof, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change; and

                                            (4) on the expiration of any such
                           options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities, or upon the exercise of the options or rights related to such securities and subsequent conversion or exchange thereof.

                           (iii) "Excluded Stock" means (1) 6,600,000 shares of Common Stock, and options therefor, reserved for issuance or grant under the 1996 Stock Option Plan of the Corporation, as amended; (2) shares of Common Stock issued upon conversion of shares of Series A Preferred Stock or Series B Preferred Stock; and (3) 800,000 shares of Series A Preferred Stock reserved for issuance under the First Comdisco Warrants, the Second Comdisco Warrants, the Third Comdisco Warrant, the Global Warrants, the Invemed Advisor Warrants or the Fourth Comdisco Warrants.

                           (iv) If, at any time after July 12, 1996, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock or Series B Preferred Stock, as the case may be, shall be increased in proportion to such increase in outstanding shares.


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                  (v) If, at any time after the Original Issuance Date, the
         number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock or Series B Preferred Stock, as the case may be, shall be decreased in proportion to such decrease in outstanding shares.

                  (vi) In the event of any capital reorganization of the Corporation, any reclassification of the stock of the Corporation (other than a change in par value or from no par value to par value or from par value to no par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of the Corporation, each share of Series A Preferred Stock or Series B Preferred Stock, as the case may be, shall after such reorganization, reclassification, consolidation, or merger be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon conversion of such share of Series A Preferred Stock or Series B Preferred Stock, as the case may be, would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.

                  (vii) All calculations under this paragraph shall be made to the nearest one hundredth (1/100) of a cent or the nearest one tenth (1/10) of a share, as the case may be.

                  (viii) In any case in which the provisions of this paragraph
         (e) shall require that an adjustment shall become effective immediately after a record date of an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any share of Series A Preferred Stock or Series B Preferred Stock, as the case may be, converted after such record date and before the occurrence of such event the shares of capital stock issuable upon such conversion by reason of the adjustment required by such event in addition to the shares of capital stock issuable upon such conversion before giving effect to such adjustments, and (ii) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to paragraph (d) above; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder's right to receive such additional shares and such cash.

                  (f) Whenever a Conversion Price shall be adjusted as provided in paragraph (e), the Corporation shall make available for inspection during regular business hours, at its principal executive offices or at such other place as may be designated by the Corporation, a statement, signed by its chief executive officer, showing in detail the facts requiring such adjustment and the applicable Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first class certified mail, return receipt requested and postage prepaid, to each holder of Series A Preferred Stock or Series B Preferred Stock, as the case may be, at such holder's address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of any notice required to be mailed under the provisions of paragraph (g) below.

                  (g) If the Corporation shall propose to take any action of the types described in clauses (v), (vi) or (vii) of paragraph (e) above, the Corporation shall give notice to each holder of shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, in the manner set forth in paragraph (f) above, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the applicable Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be. In the case of any action which would require the fixing of a record date, such notice shall be given at least 20 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 30 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

                  (h) The Corporation shall reserve, and at all times from and after the date of Original Issuance Date keep reserved, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series A Preferred Stock and Series B Preferred Stock.

                  (i) At any time the Corporation makes or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, provision shall be made so that each holder of shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, shall receive upon conversion thereof, in addition to the shares of Common Stock receivable thereupon, the number of securities of the Corporation which it would have received had its shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, been converted into shares of Common Stock on the date of such event and had such holder thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by it pursuant to this paragraph during such period, subject to the sum of all other adjustments called for during such period under this Section with respect to the rights of such holder of shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be.

               7. MANDATORY CONVERSION.

                  (a) Upon the consummation of the first underwritten public offering for the account of the Corporation of Common Stock pursuant to a registration statement filed under the Securities Act of 1933 with aggregate proceeds (net of underwriting discounts and commissions) to the Corporation of not less than $10,000,000 (a "Qualified Public Offering"), each share of Series A Preferred Stock and Series B Preferred Stock then outstanding shall, by virtue of and simultaneously with such Qualified Public Offering, be deemed automatically converted (a

"Mandatory Conversion") into the number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained (i) in the case of the Series A Preferred Stock, by dividing (A) the Series A Preference Amount by (B) the Series A Conversion Price, as last adjusted and then in effect and (ii) in the case of the Series B Preferred Stock, by dividing (A) the Series B Preference Amount by (B) the Series B Conversion Price, as last adjusted and then in effect; provided, however, that if a Mandatory Conversion occurs on or prior to December 31, 2000 and the initial price per share of Common Stock to the public in the Qualified Public Offering (the "IPO Price") is less than $12.00, then each share of Series B Preferred Stock shall be converted into the number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing (C) $12.00 by (D) the IPO Price.

                  (b) As promptly as practicable after the date of consummation of any Qualified Public Offering and the delivery to the Corporation of the certificate or certificates for the shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, which have been converted, duly endorsed or assigned in blank to the Corporation (if required by it), the Corporation shall issue and deliver to or upon the written order of each holder of Series A Preferred Stock or Series B Preferred Stock, as the case may be, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled, and a cash amount in respect of any fractional interest in a share of Common Stock as provided in paragraph (c) below. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the date of such Qualified Public Offering and on such date the shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, shall cease to be outstanding, whether or not the certificates representing such shares have been received by the Corporation.

                  (c) The provisions set forth in Section 6(d) shall apply to the conversion of Series A Preferred Stock or Series B Preferred Stock, as the case may be, pursuant to this Section in the same manner as they apply to the conversion of Series A Preferred Stock or Series B Preferred Stock, as the case may be, pursuant to Section 6.

                                    ARTICLE V

                                    DIRECTORS

         1. The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the By-Laws. Election of directors need not be by ballot unless the By-Laws so provide.

         2. The Board of Directors shall have power without the assent or vote of the stockholders:

                  (a) To make, alter, amend, change, add to or repeal the By-Laws of the corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

                  (b) To determine from time to time whether, and to what times and places, and under what conditions the accounts and books of the corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.

         3. The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

         4. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

                                   ARTICLE VI

                          INDEMNIFICATION OF DIRECTORS

         No director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as amended from time to time. The corporation shall indemnify to the fullest extent permitted by Sections 102(b)(7) and 145 of the Delaware General Corporation Law, as amended from time to time, each person that such Sections grant the corporation the power to indemnify.

                                  ARTICLE VII

                    COMPROMISE OR ARRANGEMENT WITH CREDITORS

         Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court or equitable jurisdiction within the State of Delaware, may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of
Section 279 Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                                  ARTICLE VIII

                                   AMENDMENTS

         The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                             INTERWORLD CORPORATION

                        --------------------------------


         InterWorld Corporation, a Delaware corporation (the "Corporation"), does hereby certify that:

         FIRST: The present name of the Corporation is "InterWorld Corporation." The Corporation was originally incorporated under the name "InterWorld Technology Ventures, Inc." The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was March 28, 1995. An Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 12, 1996. An Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 17, 1996. An Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 21, 1997. An Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 10, 1997. An Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 20, 1998. A Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 12, 1999.

         SECOND: This Amended and Restated Certificate of Incorporation (the "Certificate") amends and restates in its entirety the present Certificate of Incorporation of the Corporation. This Certificate has been duly adopted and approved by the Board of Directors of the Corporation by unanimous written consent in lieu of a meeting thereof in accordance with the provisions of Sections 141(f), 242 and 245 of the General Corporation Law of the State of Delaware and by the Stockholders of the Corporation by written consent in lieu of a meeting thereof in accordance with the provisions of Sections 228(a), 242 and 245 of the General Corporation Law at the State of Delaware.

         THIRD: This Certificate shall become effective immediately upon its filing with the Secretary of State of the State of Delaware.

         FOURTH: Upon the filing with the Secretary of State of the State of Delaware of this Certificate, the Certificate of Incorporation of the Corporation shall be amended and restated in its entirety to read as set forth on Exhibit A attached hereto.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by a duly authorized officer this __th day of _______, 1999 and hereby affirms that the facts stated herein are true.

                                     INTERWORLD CORPORATION

                                     By:   _______________________________
                                           Alan J. Andreini
                                           President and Chief Executive Officer

                                                                       EXHIBIT A
                                                                       ---------

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                             INTERWORLD CORPORATION